Exhibit 99.1

Bridger Aerospace Announces Record Third Quarter 2024 Results; Raises Revenue Guidance and Narrows Adjusted EBITDA Estimates

BELGRADE, MT, November 11, 2024 – Bridger Aerospace Group Holdings, Inc. (“Bridger”, “the Company” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported record results for the third quarter ended September 30, 2024, raising its 2024 revenue guidance and narrowing its Adjusted EBITDA guidance.

Highlights:

•	Achieved record quarterly revenue, net income, and Adjusted EBITDA of $64.5 million, $27.3 million and $47.0 million, respectively, in the third quarter of 2024, representing growth over the third quarter of 2023 of approximately 20%, 56% and 21%, respectively.
•	The Company expects to generate positive free cash flow for 2024
•	Bridger’s Super Scooper fleet experienced its highest level of utilization during the third quarter with multiple Super Scoopers flying into November
•	Recently acquired FMS Aerospace (“FMS”) contributed $1.6 million of revenue in the third quarter and is pursuing new business opportunities expected to benefit 2025 and 2026 results
•	International expansion into Spain on track with the first two Super Scoopers nearing completion of their return-to-service work
•	Raising 2024 revenue guidance by over 35% to $90 million to $95 million and narrowing 2024 adjusted EBITDA guidance to a range of $35 million to $40 million
•	The Company anticipates 2024 adjusted EBITDA to grow by over 85% from 2023 adjusted EBITDA

Third Quarter 2024 Results

“Bridger’s Super Scooper fleet was in strong demand during the 2024 wildfire season, driving record revenue, net income and adjusted EBITDA in the third quarter,” commented Sam Davis, Bridger’s Chief Executive Officer. “This strong performance of our six Super Scoopers and six Air Attack aircraft during the 2024 wildfire season validates our business model and, with some of our aircraft still deployed, positions us for a record year, including an approximate doubling of Adjusted EBITDA from 2023 and the generation of positive free cash flow after maintenance capital expenditures and debt service.”

Revenue for the third quarter of 2024 increased approximately 20% to $64.5 million from $53.6 million in the third quarter of 2023. Revenue in the third quarter of 2024 benefitted from higher flight revenue as well as approximately $2.2 million related to return-to-service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB Funding LLC and approximately $1.6 million from the Company’s June acquisition of FMS.

Cost of revenues was $23.0 million in the third quarter of 2024 and was comprised of flight operations expenses of $15.1 million and maintenance expenses of $7.9 million. This compares to $16.0 million in the third quarter of 2023, which included $10.2 million of flight operations expenses and $5.7 million of maintenance expenses. Due primarily to greater flight hours in the third quarter of 2024 compared to the third quarter of 2023, higher cost of revenues reflect increased depreciation, maintenance and travel expenses tied to higher utilization in the field. Also reflected were the expenses associated with the return to service work for the Spanish Scoopers, the addition of FMS and inflationary pressures.

1

Selling, general and administrative expenses (“SG&A”) were $8.6 million in the third quarter of 2024 compared to $15.1 million in the third quarter of 2023. The decrease was primarily due to a decline in the fair value of outstanding warrants as of the end of the third quarter of 2024 compared to the third quarter of 2023. The decrease was also partially attributable to lower non-cash stock-based compensation expense in the third quarter of 2024 compared to the third quarter of 2023.

Interest expense for the third quarter of 2024 was $6.0 million compared to $6.0 million in the third quarter of 2023. Bridger also reported Other Income of $0.5 million for the third quarter of 2024, compared to $0.6 million for the third quarter of 2023.

Bridger reported net income of $27.3 million, or $0.31 per diluted share, in the third quarter of 2024 compared to net income of $17.5 million, or $0.22 per diluted share, in the third quarter of 2023. The increase in net income was primarily driven by increased fleet utilization in the third quarter of 2024. Adjusted EBITDA was $47.0 million in the third quarter of 2024, compared to $38.7 million in the third quarter of 2023. Adjusted EBITDA excludes interest expense, depreciation and amortization, income tax expense or benefit, gains and losses on disposals of assets, offering costs related to financing and other transactions, stock-based compensation, business development and integration expenses, the change in the fair value of earnout consideration and the change in the fair value of outstanding warrants.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

At September 30, 2024, cash, cash equivalents and restricted cash rose to $42.6 million from $22.5 million at June 30, 2024 driven by seasonality and the strong third quarter performance. Incoming trade and unbilled accounts receivable of approximately $26.7 million from the wildfire season are expected to further increase the cash balance in the coming months.

Year to Date Results

Revenue for the first nine months of 2024 was $83.0 million compared to $65.6 million in the first nine months of 2023.

Cost of revenues was $42.1 million in the first nine months of 2024 and was comprised of flight operations expenses of $25.2 million and maintenance expenses of $16.8 million. This compares to $33.7 million in the first nine months of 2023, which included $20.3 million of flight operations expenses and $13.5 million of maintenance expenses.

SG&A expenses were $28.2 million in the first nine months of 2024 compared to $63.5 million for the first nine months of 2023 which included non-cash stock-based compensation expense of $39.7 million for RSUs compared to $13.7 million in the first nine months of 2024. The decrease was also partially attributable to a decrease in the fair value of outstanding warrants.

Interest expense for the first nine months of 2024 increased to $17.8 million from $17.2 million in the first nine months of 2023. Bridger also reported Other income of $1.8 million for the first nine months of 2024 compared to $2.3 million of Other income for the first nine months of 2023.

Bridger reported a net loss of $2.7 million in the first nine months of 2024 compared to a net loss of $46.2 million in the first nine months of 2023. Adjusted EBITDA was $40.2 million in the first nine months of 2023, compared to $29.0 million in the first nine months of 2023.

2

Business Outlook

The Company achieved record results in the third quarter of 2024 and continued dry weather in the western U.S. kept multiple aircraft operating into November. As a result, we are increasing our 2024 revenue guidance to a range of $90 million to $95 million from $70 million to $86 million. This 2024 revenue guidance represents an increase of between 35% and 42% over the Company’s reported 2023 revenue. Approximately $6 million to $8 million of anticipated 2024 revenue relates to pass-through revenue from return-to-service work performed on the four Spanish Super Scoopers and the June 2024 acquisition of FMS Aerospace, neither of which was included in the initial guidance range.

Given the Company’s largely fixed cost structure and seasonality of its revenue, Bridger typically generates the majority of its Adjusted EBITDA in the third quarter each year, during the bulk of the wildfire season. As a result, the Company anticipates its 2024 adjusted EBITDA to grow by over 85% to a range of $35 million to $40 million. This compares to the Company’s initial adjusted EBITDA guidance range of $35 million to $51 million. The Company has yet to realize all the anticipated benefits from targeted reductions to its cost structure, and it has experienced some inflationary pressures that prevented the Company from reaching the higher end of its initial range of adjusted EBITDA. Based on its latest guidance, Bridger currently expects to report positive free cash flow (adjusted EBITDA less maintenance capital expenditures and less debt service) for 2024 in a range of $5 million to $10 million.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Conference Call

Bridger Aerospace will hold an investor conference call on Monday, November 11, 2024, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results and its business outlook. Interested parties can access the conference call by dialing 800-225-9448 or 203-518-9708. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through November 18, 2024, by calling 844-512-2921 or 412-317-6671 and using the passcode 11157311. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace

Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts

Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

3

Forward Looking Statements Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations, including references to Bridger’s acquisition of FMS Aerospace and the anticipated benefits therefrom, and increased deployment of Bridger’s aircraft fleet, including references to Bridger’s acquisition of and/or right to use the four Spanish Scoopers, including the expected closing timings thereof, the anticipated benefits therefrom, and the ultimate structure of such acquisitions and/or right to use arrangements and anticipated operational and revenue growth in Spain; (2) Bridger’s business and growth plans, including the timing of any international expansion, if any, and the potential jurisdictions in which Bridger may generate revenue; (3) Bridger’s future financial performance, including the collection of any outstanding receivables; (4) the magnitude, timing, and benefits from any cost reduction actions; (5) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; and (6) anticipated investments in additional aircraft, capital resources, and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: Bridger’s ability to identify and effectively implement any current or future anticipated cost reductions, including any resulting impacts to Bridger’s business and operations therefrom; the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of any aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger's ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger's business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2024, as amended by Amendment No. 1 to Bridger’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on July 12, 2024, and Bridger’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 12, 2024.  If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

4

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$64,507	$53,619	$83,028	$65,600

Cost of revenues:
Flight operations	15,122	10,248	25,237	20,280
Maintenance	7,879	5,723	16,837	13,450
Total cost of revenues	23,001	15,971	42,074	33,730
Gross income	41,506	37,648	40,954	31,870

Selling, general and administrative expense	8,641	15,064	28,153	63,480
Operating income (loss)	32,865	22,584	12,801	(31,610)

Interest expense	(5,989)	(5,970)	(17,766)	(17,176)
Other income	470	560	1,773	2,253
Income (loss) before income taxes	27,346	17,174	(3,192)	(46,533)
Income tax benefit	–	314	470	314
Net Income (loss)	$27,346	$17,488	$(2,722)	$(46,219)

Series A Preferred Stock – adjustment for deemed dividend upon Closing	–	–	–	(48,300)
Series A Preferred Stock – adjustment to eliminate 50% multiplier	–	–	–	156,362
Series A Preferred Stock – adjustment to maximum redemptions value	(6,476)	(6,048)	(18,861)	(16,128)

Earnings (loss) earnings attributable to Common stockholders - basic	$20,870	$11,440	$(21,583)	$45,715

Change in fair value of embedded derivative	–	(179)	–	45
Dilutive adjustments to (Loss) earnings attributable to Common stockholders - basic	6,476	6,048	–	(91,934)
Earnings (loss) attributable to Common stockholders - diluted	$27,346	$17,309	$(21,583)	$(46,174)

Earnings (loss) earnings per share - basic	$0.39	$0.25	$(0.43)	$1.02
Earnings (loss) per share - diluted	$0.31	$0.22	$(0.43)	$(0.60)

Weighted average Common Stock outstanding – basic	52,935	45,906	49,633	44,937
Weighted average Common Stock outstanding – diluted	87,956	79,478	49,633	76,645

5

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	As of September 30, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$33,328	$22,956
Restricted cash	9,262	13,981
Investments in marketable securities	–	1,009
Accounts and note receivable	27,267	4,113
Aircraft support parts	799	488
Prepaid expenses and other current assets	3,656	2,648
Total current assets	74,312	45,195

Property, plant and equipment, net	185,390	196,611
Intangible assets, net	6,217	1,730
Goodwill	24,813	13,163
Other noncurrent assets	16,580	16,771
Total assets	$307,312	$273,470

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,723	$3,978
Accrued expenses and other current liabilities	13,570	17,168
Operating right-of-use current liability	2,332	2,153
Current portion of long-term debt, net of debt issuance costs	2,121	2,099
Total current liabilities	21,746	25,398
Long-term accrued expenses and other noncurrent liabilities	7,318	10,777
Operating right-of-use noncurrent liability	5,852	5,779
Long-term debt, net of debt issuance costs	203,045	204,585
Total liabilities	237,961	246,539

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A Preferred Stock	373,701	354,840

STOCKHOLDERS’ DEFICIT
Common Stock	6	5
Additional paid-in capital	111,288	84,771
Accumulated deficit	(416,394)	(413,672)
Accumulated other comprehensive income	750	987
Total stockholders’ deficit	(304,350)	(327,909)
Total liabilities, mezzanine equity, and stockholders’ deficit	$307,312	$273,470

6

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the nine months ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(2,722)	$(46,219)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of acquisition:
Depreciation and amortization	14,759	10,234
Stock based compensation expense	13,719	38,651
Amortization of debt issuance costs	692	726
Loss on disposal of fixed assets	251	423
Deferred tax benefit	(490)	–
Impairment of long-lived assets	–	627
Change in fair value of the Warrants	(3,997)	1,865
Change in fair value of freestanding derivative	–	51
Change in fair value of earnout consideration	479	–
Realized gain on investments in marketable securities	(16)	(562)
Change in fair value of embedded derivative	(885)	(45)
Changes in operating assets and liabilities:
Accounts receivable	(20,453)	(25,373)
Aircraft support parts	(46)	1,273
Prepaid expense and other current and noncurrent assets	1,303	(4,058)
Accounts payable, accrued expenses and other liabilities	(2,428)	(19,084)
Net cash provided by (used in) operating activities	166	(41,491)

Cash Flows from Investing Activities:
Proceeds from sales and maturities of marketable securities	1,055	53,089
Purchases of property, plant and equipment	(3,099)	(18,054)
Sale of property, plant and equipment	505	817
Expenditures for capitalized software	(973)	–
Cash acquired through acquisition	2,592	–
Net cash provided by investing activities	80	35,852

Cash Flows from Financing Activities:
Repayments on debt	(2,210)	(1,482)
Payment of issuance costs for Common Stock in offerings	(1,006)	–
Payment of finance lease liability	(20)	(23)
Restricted stock units settled in cash	(694)	–
Proceeds from issuance of Common Stock in the at-the-market offering	168	–
Proceeds from issuance of Common Stock in the registered direct offering	9,169	–
Proceeds from the Closing	–	3,194
Costs incurred related to the Closing	–	(6,794)
Net cash provided by (used in) financing activities	5,407	(5,105)
Effects of exchange rate changes	–	(44)
Net change in cash, cash equivalents and restricted cash	5,653	(10,788)
Cash, cash equivalents and restricted cash – beginning of the period	36,937	42,460
Cash, cash equivalents and restricted cash – end of the period	$42,590	$31,672
Less: Restricted cash – end of the period	9,262	12,293
Cash and cash equivalents – end of the period	$33,328	$19,379

7

EXHIBIT A

Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below is not recognized under GAAP and does not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA gains and losses on disposals of assets, and offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation, business development and integration expenses, the change in the fair value of earnout consideration and the change in the fair value of warrants. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

8

The following table reconciles net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2024 and 2023.

(in thousands)	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Net income (loss)	$27,346	$17,488	$(2,722)	$(46,219)
Income tax benefit	–	(314)	(470)	(314)
Depreciation and amortization	11,471	5,248	14,759	10,234
Interest expense	5,989	5,970	17,766	17,176
EBITDA	44,806	28,392	29,333	(19,123)
Stock-based compensation(1)	3,369	6,605	13,718	39,749
Business development & integration expenses(2)	287	680	748	1,553
Offering costs(3)	105	662	(44)	3,930
Loss on disposal(4)	–	–	–	1,052
Change in fair value of earnout consideration(5)	272	–	479	–
Change in fair value of Warrants(6)	(1,865)	2,399	(3,997)	1,866
Adjusted EBITDA	$46,974	$38,738	$40,237	$29,027

1	Represents non-cash stock-based compensation expense associated with employee and non-employee equity awards.
2	Represents expenses related to integration costs for completed acquisitions and potential acquisition targets and additional business lines.
3	Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
4	Represents loss on the disposal of an aging aircraft and the non-cash impairment charges on a retired aircraft.
5	Represents non-cash fair value adjustment for earnout consideration issued in connection with the acquisition of Ignis Technologies, Inc. and Flight Test & Mechanical Solutions, Inc.
6	Represents the non-cash fair value adjustment for the outstanding warrants.

9